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                                                             EXHIBIT 9 (a)(iii)


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                         MAXCOR FINANCIAL GROUP INC.

                              Offer to Exchange
                      0.1667 of a Share of Common Stock
                        of Maxcor Financial Group Inc.
                    for Each and Every of its Outstanding
                  Redeemable Common Stock Purchase Warrants
                                     and
              Series B Redeemable Common Stock Purchase Warrants

                                                              October 16, 1997

To Brokers, Dealers and Other Nominees:

         Maxcor Financial Group Inc. ("Company") is enclosing herewith copies of a Prospectus, dated October 16, 1997 ("Prospectus"), a related Letter of Transmittal (which, as amended from time to time, together constitute the "Exchange Offer") and certain other materials listed below. These materials are intended for you to distribute to your clients in connection with the Company's offer to exchange 0.1667 of a share of its common stock, par value $.001 per share ("Common Stock"), for each and every of its outstanding Redeemable Common Stock Purchase Warrants ("Series A Warrants") and Series B Redeemable Common Stock Purchase Warrants ("Series B Warrants" and together with the Series A Warrants, the "Warrants"), upon the terms and subject to the conditions of the Exchange Offer. As described in more detail in the Prospectus, the Company will issue one share of Common Stock in exchange for every six Warrants (either Series A Warrants, Series B Warrants or both) tendered and accepted by the Company for exchange pursuant to the Exchange Offer. No fractional shares of Common Stock will be issued as a result of the Exchange Offer. Holders of Warrants who tender a number of Warrants not evenly divisible by six and who would otherwise therefore be entitled to a fractional share of Common Stock will receive cash in lieu of such fractional amount. Additionally, under the Company's Stockholder Rights Plan, one Right to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock will be issued with and solely represented by each share of Common Stock that is issued to a Warrant holder in exchange for his or her Warrants.

         The Company will pay to Soliciting Dealers (as hereinafter defined) a solicitation fee related to their solicitation efforts of $.05 per Warrant for any Warrants that they solicit and that are tendered and accepted for exchange and exchanged pursuant to the Exchange Offer; provided that no solicitation fee shall be payable with respect to Warrants beneficially owned (i) by any of the directors, executive officers or 5% stockholders of the Company who have indicated to the Company (as described in the Prospectus) their current intent to tender their Warrants, (ii) by any employee of the Company or its affiliates or (iii) by the Soliciting Dealer. The term "Soliciting Dealer" shall mean (x) any broker or dealer in securities that is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD"),
(y) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent a though it were an NASD member or
(z) any bank or trust company.

         No such solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Warrants by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as having solicited and obtained the tender of the Warrants covered thereby. No such fee shall be payable to a Soliciting Dealer with respect to the tender of Warrants by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. If tendered Warrants


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are being delivered by book-entry transfer or pursuant to the guaranteed delivery procedure, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within five business days after the Expiration Date to receive a solicitation fee. All questions as to the validity, form or eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Company, whose determination will be final and binding. None of the Company, the Exchange Agent, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in any Notices of Solicited Tenders or incur any liability for failure to give any such notification. The Company reserves the absolute right not to pay any solicitation fees that would, in the opinion of counsel for the Company, be unlawful or violate the regulations of any national securities exchange or the NASD. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent or the Information Agent for purposes of the Exchange Offer.

         For your information and for forwarding to your clients for whom you hold Warrants registered in your name or in the name of your nominee, or who hold Warrants registered in their own names, we are enclosing the following documents:

         1.       The Prospectus, dated October 16, 1997.

         2. The Letter of Transmittal to be used by registered holders of Warrants in accepting the Exchange Offer;

         3. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Warrants registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with respect to the Exchange Offer;

         4. A Letter to Warrant holders from Gilbert D. Scharf, Chairman, President and Chief Executive Officer of the Company;


         5. The Annual Report on Form 10-K of the Company for the year ended December 31, 1996;

         6. The Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 1997;

         7. A Form of Notice of Guaranteed Delivery (to be used to accept the Exchange Offer if certificates evidencing the Warrants are not immediately available or under certain other circumstances described in the Prospectus);

         8. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

         9. Certificate of Foreign Status on Form W-8 (for non-United States clients); and

         10. A return envelope addressed to Continental Stock Transfer & Trust Company, the Exchange Agent.

         Your prompt action is requested. We urge you to contact your clients as soon as possible. The Exchange Offer will expire at 12:00 Midnight, New York City time, on November 13, 1997, unless extended ("Expiration Date"). Tendered Warrants may be withdrawn at any time prior to the Expiration Date and unless theretofore accepted for exchange by the Company, may also be withdrawn after 12:00 Midnight, New York City time, on December 12, 1997.


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         The Exchange Offer is conditioned upon at least 95% of the aggregate outstanding Warrants being validly tendered and not withdrawn prior to the Expiration Date and certain other conditions. Any or all of the conditions, if not satisfied in the Company's reasonable discretion, may be waived by the Company, in whole or in part at any time prior to the Expiration Date, subject to applicable law. See "THE EXCHANGE OFFER--Conditions of the Exchange Offer" in the Prospectus.

         Other than fees to be paid to any Soliciting Dealers, as described above, the Company will not make any payments to brokers, dealers or others soliciting tenders of Warrants pursuant to the Exchange Offer. The Company, however, will pay to Continental Stock Transfer & Trust Company (the Exchange Agent) and D.F. King & Co., Inc. (the Information Agent) reasonable and customary fees for their services in connection with the Exchange Offer and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. In addition, you will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients who are beneficial owners of the Warrants, and in handling or forwarding any of their tenders of Warrants.


         In general, the rules of the Securities and Exchange Commission prohibit any broker-dealer that is participating in the distribution of securities for or on behalf of the Company from making a market in the Common Stock or Warrants during a "restricted period" commencing up to five days prior to the date that this Prospectus is distributed to Warrant holders and extending until completion of the Exchange Offer. The Commission has, however, adopted exceptions to these rules that permit market making under certain conditions. These rules permit such broker-dealers to continue to make a market subject to the conditions, among others, that its bid not exceed the highest bid by a market maker not connected with the Exchange Offer and that its net purchases on any one trading day not exceed prescribed limits. Pursuant to these exemptions, certain broker-dealers receiving solicitation fees and/or their respective affiliates may engage in passive market making in the Common Stock or Warrants during the restricted period.

         The Company will pay all transfer taxes, if any, applicable to the transfer of Warrants to it or its order pursuant to the Exchange Offer. If, however, shares of Common Stock issued pursuant to the Exchange Offer or substitute certificates evidencing Warrants not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Warrants tendered, or if tendered certificates representing Warrants are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and sale of Warrants to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         To participate in the Exchange Offer, certificates for Warrants, or a timely confirmation of a book-entry transfer of such Warrants into the Exchange Agent's account at the Depository Trust Company, in each case together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Warrants, and any other required documents, must be received by the Exchange Agent by 12:00 Midnight, New York City time, on the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

         If holders of the Warrants wish to tender, but it is impracticable for them to forward their Warrants prior to 12:00 Midnight, New York City time, on the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "THE EXCHANGE OFFER--Guaranteed Delivery Procedure," which procedures include delivering a properly completed and executed Notice of Guaranteed Delivery with required signature guarantees, or an Agent's Message with respect to guaranteed delivery, prior to such time.


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         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be addressed to the Information Agent, D.F. King & Co., Inc. at (800) 207-3158.

                                               Very truly yours,


                                               MAXCOR FINANCIAL GROUP INC.

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR THE DOCUMENTS ENCLOSED AND THE STATEMENTS EXPRESSLY MADE THEREIN.


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                         NOTICE OF SOLICITED TENDERS

         The Company will pay to any Soliciting Dealer (as defined hereinafter) a solicitation fee related to its solicitation efforts of $.05 per Warrant for any Warrants that it solicits and that are tendered and accepted for exchange and exchanged in connection with the Exchange Offer; provided, that no solicitation fee shall be payable with respect to Warrants beneficially owned by
(i) any of the directors, executive officers or 5% stockholders who have indicated to the Company their current intent to tender their Warrants, (ii) any employee of the Company or its affiliates or (iii) the Soliciting Dealers. The term "Soliciting Dealer" shall mean (x) any broker or dealer in securities that is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD"), (y) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member or (z) any bank or trust company. If tendered Warrants are being delivered by book-entry transfer or pursuant to the guaranteed delivery procedure, the Soliciting Dealer must return this Notice of Solicited Tenders to the Exchange Agent within five business days after the Expiration Date in order to receive a solicitation fee.

         No such solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Warrants by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as having solicited and obtained the tender of the Warrants covered thereby. No such fee shall be payable to a Soliciting Dealer with respect to the tender of Warrants by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.


         List below the number of Warrants tendered by each beneficial owner whose tender you have solicited. If the space below is inadequate, list the Warrants on a separate signed schedule and affix the list to this Notice of Solicited Tenders.

--------------------------------------------------------------------------------
     NAME(S) AND ADDRESS(ES) OF
       REGISTERED HOLDER(S)
         (Please fill in)                       WARRANTS TENDERED

                                                Indicate
                                                Whether
                                                Series A                 Total
                                    Warrant    Warrant or    Total     Number of
                                  Certificate   Series B   Number of    Warrants
                                    Number(s)   Warrant    Warrants    Tendered*

--------------------------------------------------------------------------------



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     NAME(S) AND ADDRESS(ES) OF
       REGISTERED HOLDER(S)
         (Please fill in)                       WARRANTS TENDERED
--------------------------------------------------------------------------------
                                                Indicate
                                                Whether
                                                Series A                 Total
                                    Warrant    Warrant or    Total     Number of
                                  Certificate   Series B   Number of    Warrants
                                    Number(s)   Warrant    Warrants    Tendered*

--------------------------------------------------------------------------------












Total Warrants


--------------------------------------------------  ----------------  ----------
* Unless otherwise indicated, it will be assumed that the total number of Warrants represented by the certificates bearing the serial numbers listed are being tendered.





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         All questions as to the validity, form or eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Company, whose determination will be final and binding. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give information of any defects or irregularities in any Notices of Solicited Tenders or incur any liability or failure to give any such notification. The Company reserves the absolute right not to pay any solicitation fees that would, in the opinion of counsel for the Company, be unlawful or violate the regulations of any national securities exchange or the NASD.

         ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AND MUST BE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE BUSINESS DAYS AFTER THE EXPIRATION DATE.

         The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offer; (iii) in soliciting tenders of Warrants, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.



-------------------------------            -------------------------------------
Firm Name                                  Address (including Zip Code)


-------------------------------            -------------------------------------
By:                                        Area Code and Telephone Number
Title:

                     DO NOT SEND WARRANTS WITH THIS FORM.
                  WARRANT CERTIFICATES MUST BE SENT WITH THE

                            LETTER OF TRANSMITTAL

                    SOLICITATION FEE PAYMENT INSTRUCTIONS

Issue check to:

Name____________________________________________________________________________
                                (Please Print)

Address_________________________________________________________________________
                              (Include Zip Code)

________________________________________________________________________________
               (Taxpayer identification or Social Security No.)


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